Exhibit 23.3

Consent of DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 16, 2018

Linn Energy, Inc.

600 Travis

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement of Linn Energy, Inc., to be filed on or about March 16, 2018, of references to DeGolyer and MacNaughton as independent petroleum engineers under the heading “Experts” in the prospectus, and to the inclusion of information taken from the reports listed below contained in Linn Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission on February 27, 2018 (the “2017 10-K”):

•	Report as of December 31, 2017 on Reserves and Revenue of Certain Properties owned by Roan Resources, LLC.

We further consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Form S-1 Registration Statement of our third party letter report dated February 14, 2018, filed as Exhibit 99.2 to the 2017 10-K.

Very truly yours,

/s/ DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716